SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of August 1, 2009, by and between **LIBERTY PROPERTY LIMITED PARTNERSHIP**, a Pennsylvania limited partnership ("Landlord") and **CUTANEA LIFE SCIENCES, INC.**, a Delaware corporation ("Tenant").

BACKGROUND

A. Landlord and Tenant entered into a Lease Agreement dated January 20, 2006, as amended by a First Amendment to Lease Agreement dated as of February 27, 2009 (the "First Amendment") (collectively, and as amended, the "Lease"), for Premises at 5 Great Valley Parkway, Suite 200, Malvern, Pennsylvania, consisting of approximately 5,282 rentable square feet.

B. Tenant has requested and Landlord is willing to decrease the rentable square footage upon which Tenant's obligations for Minimum Annual Rent and Annual Operating Expenses are based by approximately 1,982 rentable square feet commencing as of August 1, 2009.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1. **Minimum Annual Rent**. For purposes of calculating Minimum Annual Rent, the rentable square footage of the Premises shall be deemed to be 3,300 rentable square feet effective as of August 1, 2009. The schedule provided in Section 1(f) of the Lease entitled "**Minimum Annual Rent"** is amended as follows effective as of August 1, 2009:

Lease Period	Rentable Square Footage	$/RSF Rate	Minimum Annual Rent	Monthly Minimum Annual Rent
3/01/09 – 7/31/09	5,282	$12.47	$65,868.00	$5,489.00
8/01/09 – 12/31/09	3,300	$12.47	$41,151.00	$3,429.25

2. **Annual Operating Expenses**. Tenant shall continue to pay Annual Operating Expenses and monthly installments on account of estimated Annual Operating Expenses based on Tenant's Share, which shall be subject to reconciliation and adjustment as provided in Section 6 of the Lease; provided, however, for purposes of calculating Tenant's Share of Annual Operating Expenses, the rentable square footage of the Premises shall be deemed to be 3,300 rentable square feet effective as of August 1, 2009 (currently estimated to be $2,593.25 per month or $9.43 per rentable square foot).

3. **"As-Is".** Tenant is presently occupying the Premises and is thoroughly familiar

with its condition. Based upon such knowledge, Tenant agrees that it is leasing the Premises in its "As-Is" condition, and Landlord shall not be required to further improve the Premises.

4. **Early Termination**. Tenant's early termination right set forth in the First Amendment is hereby deleted in its entirety. Landlord shall continue to have the right to terminate the Lease early as set forth in the First Amendment.

5. **Confession of Judgment.**

(a) If an Event of Default occurs relating to Tenant's non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney's collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. **TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.** Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal term of this Lease and after the expiration of any extended or renewal term of this Lease.

(b) When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. **AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.** If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored

to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

(c) The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.

(d) **TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.**

6. **Broker**. Tenant represents and warrants to Landlord that the only broker entitled to a commission through Tenant with respect to this Amendment is Cushman & Wakefield of Pennsylvania, Inc. Tenant shall indemnify and hold Landlord harmless from a breach of this representation and warranty.

7. **Confidentiality.** Tenant shall keep the terms of this Amendment confidential.

8. **Full Force and Effect.** Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Liberty Property Trust, Sole General Partner

By: ______________________________
Name: James J. Mazzarelli, Jr.
Title: Sr. Vice President / Regional Director

TENANT:

CUTANEA LIFE SCIENCES, INC.

By: ______________________________
Name:
Title: PRES & CEO